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                                                                     EXHIBIT 3.3

                                STATE OF DELAWARE
                        OFFICE OF THE SECRETARY OF STATE

                        -------------------------------


         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF "APCOA, INC.", FILED IN THIS OFFICE ON THE THIRTIETH DAY OF MARCH, A.D. 1998, AT 8:45 O'CLOCK A.M.


                       [GREAT SEAL OF THE STATE OF DELAWARE
                              - 1793 - 1847 - 1907]



                       [SEAL                       /s/ Edward J. Freel
                 SECRETARY'S OFFICE         -----------------------------------
                 1793 DELAWARE 1855]        Edward J. Freel, Secretary of State

                                             AUTHENTICATION:         8999694

0923153   8100                                         DATE:

981120484                                                           03-30-98

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                    CERTIFICATE OF DESIGNATIONS, PREFERENCES
                    AND RELATIVE, PARTICIPATING, OPTIONAL AND
                        OTHER SPECIAL RIGHTS OF PREFERRED
                      STOCK AND QUALIFICATIONS, LIMITATIONS
                            AND RESTRICTIONS THEREOF

                                       OF

                            SERIES C PREFERRED STOCK

                                       OF

                                    APCOA,INC

                             -----------------------

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

                             -----------------------

                  APCOA, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Corporation's Board of Directors has adopted the following resolution, which resolution remains in full force and effect as of the date hereof:

                  WHEREAS, the Board of Directors of APCOA, Inc. (the "CORPORATION") is authorized, within the limitations and restrictions stated in the Corporation's Amended and Restated Certificate of Incorporation (the "CERTIFICATE OF Incorporation"), to fix by resolution or resolutions the designation of each series of Preferred Stock of the Corporation (the "PREFERRED STOCK") and the powers, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions thereof, including, without limiting the generality of the foregoing, such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution or resolutions of the Board of Directors under the General Corporation Law of Delaware; and

                  WHEREAS, it is the desire of the Board of Directors of the Corporation, pursuant to its authority as aforesaid, to designate and fix the powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions of a series of Preferred Stock and the number of shares constituting such series:

                  NOW, THEREFORE, BE IT RESOLVED, that there is hereby authorized and designated such a series of the Preferred Stock and that the Board of Directors hereby fixes the

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designations, powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof as herein set forth:

                  (1) DESIGNATION. The designation of the series of Preferred Stock authorized by this resolution shall be "Series C Preferred Stock" (the "SERIES C PREFERRED STOCK"). The number of shares of Series C Preferred Stock authorized for issuance shall be fifty (50), and each such share shall have a par value of $0.01.

                  (2) RANK. The Series C Preferred Stock shall, with respect to dividend rights and rights on liquidation, winding up and dissolution, rank prior to all classes of the Common Stock, par value $1.00 per share (the "COMMON STOCK"), of the Corporation, on a parity with any other series of the Preferred Stock which by its terms ranks on a parity with the Series C Preferred Stock, and junior with respect to any other securities of the Corporation which by their respective terms rank senior to the Series C Preferred Stock. (All securities of the Corporation to which the Series C Preferred Stock ranks prior, including the Common Stock, are collectively referred to herein as "JUNIOR SECURITIES", all Preferred Stock of the Corporation with which the Series C Preferred Stock ranks on a parity are collectively referred to herein as "PARITY SECURITIES" and all securities of the Corporation to which the Series C Preferred Stock ranks junior are collectively referred to herein as "SENIOR SECURITIES".) The Series C Preferred Stock shall be subject to the creation of Junior Securities, Parity Securities and Senior Securities.

                  (3) DIVIDENDS. (i) The holders of the shares of Series C Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, subject to applicable requirements of law respecting the payment of dividends, cumulative preferred dividends accruing at the annual rate of 11 1/4% of the then Aggregate Liquidation Preference (as such term is defined in paragraph (4) hereof), payable on March 15 and September 15 of each year (each such date being referred to herein as a "DIVIDEND PAYMENT DATE") to the holders of record of such shares on the immediately preceding March 1 or September 1, respectively. With respect to any semi-annual dividend not declared or paid by the Board of Directors in cash, the Aggregate Liquidation Preference shall be automatically, and without any further act on the part of the Corporation or the Board of Directors, increased by an amount equal to the dividend which the holders of shares of Series C Preferred Stock would have received on such dividend payment date had the full semi-annual dividend been declared and paid, and such increase shall constitute full payment of such dividend for all purposes of this Certificate of Designations. Dividends shall be fully cumulative and shall accrue (whether or not declared), without interest, from the first day of the semi-annual period in which such dividend may be payable as herein provided, except that with respect to the first semi-annual dividend payable after issuance, such dividend shall accrue from the date of issue of the shares of Series C Preferred Stock in question.

                  (i) All dividends paid with respect to shares of the Series C Preferred Stock pursuant to paragraph (3)(i) above shall be paid PRO RATA to the holders entitled thereto. Dividends will be computed on the basis of a 360-day years comprised of twelve 30-day months.

                  (ii) No full dividends shall be declared by the Board of Directors or paid or set apart for payment by the Corporation on any Parity Securities for any period unless full cumula-

                                      -2-

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tive dividends have been or contemporaneously are declared and paid or declared and a sum set apart sufficient for such payment on the Series C Preferred Stock for all dividend payment periods terminating on or prior to the date of payment of such full dividends on such Parity Securities. If any dividends are not paid in full, as aforesaid, upon the shares of the Series C Preferred Stock and any other Parity Securities, all dividends declared upon shares of the Series C Preferred Stock and any other Parity Securities shall be declared PRO RATA so that the amount of dividends declared per share of the Series C Preferred Stock and such Parity Securities shall in all cases bear to each other the same ratio that respective dividend rates per share on the Series C Preferred Stock and such Parity Securities bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series C Preferred Stock or any other Parity Securities which may be in arrears. Any dividend not paid pursuant to paragraph (3)(i) above or this paragraph (3)(iii) shall be fully cumulative and shall accrue (whether or not declared), without interest, as set forth in paragraph (3)(i) above, until declared and paid, which declaration and payment may be for all or part of the then accrued but unpaid dividends.

                  (iii) (a) Holders of shares of the Series C Preferred Stock shall be entitled to receive the dividends provided for in paragraph (3)(i) above in preference to and in priority over any dividends upon any of the Junior Securities.

                  (b) So long as any shares of the Series C Preferred Stock are outstanding, the Corporation shall not declare, pay or set apart for payment any dividend on any of the Junior Securities or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any of the Junior Securities or Parity Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Securities or Parity Securities, or make any distribution in respect thereof, either directly or indirectly, and whether in cash, obligations or shares of the Corporation or other property (other than distributions or dividends in Junior Securities to the holders of Junior Securities), and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem any of the Junior Securities or Parity Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Securities or Parity Securities, UNLESS prior to or concurrently with such declaration, payment, setting apart for payment, purchase, redemption or distribution, as the case may be, all accrued and unpaid dividends on shares of the Series C Preferred Stock not paid on the dates provided for in paragraph (3)(i) above (including accrued dividends not paid by reason of the terms and conditions of paragraph (3)(i), paragraph (3)(ii) or paragraph (3)(iii) above) shall have been or be paid.

                  (iv) Subject to the foregoing provisions of this paragraph
(3), the Board of Directors may declare and the Corporation may pay or set apart for payment dividends and other distributions on any of the Junior Securities or Parity Securities, and may purchase or otherwise redeem any of the Junior Securities or Parity Securities or any warrants, rights or options exercisable for or convertible into any of the Junior Securities or Parity Securities, and the holders of the shares of the Series C Preferred Stock shall not be entitled to share therein.

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                  (v) The Corporation may issue fractional shares of Series C
Preferred Stock. The holders of fractional shares shall have all the rights, privileges and preferences to which they are entitled as owners of the shares of Series C Preferred Stock represented by such fractional shares, including without limitation the right to a ratably proportionate amount of all dividends accruing with respect to outstanding shares of Series C Preferred Stock pursuant to paragraph (3)(i) above (all such dividends with respect to such outstanding fractional shares being fully cumulative and accruing (whether or not declared), without interest, and payable in the same manner and at such times as provided for in paragraph (3)(i) above with respect to dividends on outstanding shares of Series C Preferred Stock).

                  (4) LIQUIDATION PREFERENCE. (i) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of Series C Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount in cash equal to $1,000,000 for each share outstanding (the "INITIAL AGGREGATE LIQUIDATION PREFERENCE") plus the aggregate amount of any increases to such Initial Aggregate Liquidation Preference made in accordance with paragraph (3) hereof (the aggregate amount of such Initial Aggregate Liquidation Preference and any such increases being referred to herein as the "AGGREGATE LIQUIDATION PREFERENCE"), plus an amount in cash equal to all dividends accrued but unpaid (or as to the which the Aggregate Liquidation Preference was not increased in lieu of the payment of a cash dividend) thereon to the date fixed for liquidation, dissolution or winding up, before any payment shall be made or any assets distributed to the holders of any of the Junior Securities. Except as provided in the preceding sentence, holders of Series C Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation. If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of the Series C Preferred Stock and any Parity Securities, then the holders of all such shares shall share ratably in such distribution of assets in accordance with the amount which would be payable on such distribution if the amounts to which the holders of outstanding shares of Series C Preferred Stock and the holders of outstanding shares of such Parity Securities are entitled were paid in full.

                  (ii) For the purposes of this paragraph (4), neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Corporation, nor the consolidation or merger of the Corporation with one or more other corporations, shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

                  (iii) The liquidation payment with respect to each outstanding fractional share of Series C Preferred Stock shall be equal to a ratably proportionate amount of the liquidation payment with respect to each outstanding share of Series C Preferred Stock.

                  (5) REDEMPTION. (i) The Corporation shall redeem shares of Series C Preferred Stock at any time at which AP Holdings, Inc. ("HOLDINGS"), redeems or is required to repurchase, pursuant to the terms of the Indenture, dated as of March 30, 1998, by and between Holdings and State Street Bank and Trust Company (the "INDENTURE"), any of its 11 1/4 % Senior

                                      -4-

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Discount Notes Due 2008 or any other notes issued by Holdings pursuant to the
Indenture (collectively, the "NOTES").

                  (ii) The number of shares of Series C Preferred Stock which shall be redeemed at any time pursuant to paragraph (5)(i) above shall be such number of shares as have an aggregate Aggregate Liquidation Preference most nearly equal to (but not less than) the Accreted Value (as defined in the Indenture) of the Notes to be redeemed or repurchased at such time.

                  (iii) The redemption price per share of Series C Preferred Stock which shall be redeemed at any time pursuant to paragraph (5)(i) above shall be the Aggregate Liquidation Preference at such price.

                  (iv) Shares of Series C Preferred Stock which have been issued and reacquired in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of the class of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of the Preferred Stock, PROVIDED, HOWEVER, that no such issued and reacquired shares of Series C Preferred Stock shall be reissued or sold as Series C Preferred Stock.

                  (6) PROCEDURE FOR REDEMPTION. (i) In the event that fewer than all the outstanding shares of Series C Preferred Stock are to be redeemed, the shares to be redeemed or exchanged shall be selected by (a) first selecting for redemption in full, or on a by lot basis to the extent possible, fractional shares and then allocating the remaining number of shares to be redeemed, if any, among the outstanding shares and selecting for redemption or exchange such shares on either a PRO RATA or a by lot basis, as selected by the Corporation or
(b) selecting for redemption all shares to be redeemed on either a PRO RATA or on a by lot basis, as selected by the Corporation. The Corporation may redeem shares in accordance with clause (a) or (b) hereof at its sole discretion.

                  (ii) In the event the Corporation shall redeem shares of Series C Preferred Stock, notice of such redemption or exchange shall be given by first class mail, postage prepaid, mailed not less than 10 days nor more than 60 days prior to the redemption or exchange date, to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Corporation, PROVIDED, HOWEVER, that no failure to give such notice nor any defect therein shall affect the validity of the proceeding for the redemption or exchange of any shares of Series C Preferred Stock to be redeemed except as to the holder to whom the Corporation has failed to mail said notice or except as to the holder whose notice was defective. Such notice shall state: (a) the redemption date; (b) the number of shares of Series C Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed from such holder, the number of shares to be redeemed from such holder; (c) the redemption price; (d) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (e) that dividends on the shares to be redeemed will cease to accrue on such redemption date.

                  (iii) Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the re-

                                      -5-

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demption price of the shares called for redemption) dividends on the shares of
Series C Preferred Stock so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding and shall have the status of authorized but unissued shares of Preferred Stock, unclassified as to series, and shall not be reissued as shares of Series C Preferred Stock, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price and any accrued and unpaid dividends) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

                  (7) VOTING RIGHTS. (i) The holders of record of shares of Series C Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this paragraph (7) or as otherwise provided by law or the Certificate of Incorporation.

                  (ii) (a) So long as any shares of Preferred Stock of any series shall be outstanding, the Corporation shall not, without the affirmative vote or written consent of the holders of at least a majority of the aggregate number of shares of Preferred Stock of all series at the time outstanding, considered as a class without regard to series, alter or change the designations, or the powers, preferences or rights, or the qualifications, limitations or restrictions of the Preferred Stock adversely, PROVIDED, HOWEVER, that, notwithstanding the foregoing, no alteration or change shall be made in the par value of the Series C Preferred Stock or in the designations or the powers, preferences or rights, or the qualifications, limitations or restrictions of the Series C Preferred Stock so as to affect adversely the holders of the Series C Preferred Stock, without the affirmative vote or written consent of the holders of at a majority of the Series C Preferred Stock then outstanding, voting separately as a class.

                  (b) Notwithstanding the proviso to the preceding paragraph
(ii)(a), no such class vote or written consent of holders of Series C Preferred Stock shall be required in connection with any authorization, issuance, increase in the authorized number of shares or designation of the rights and preferences of any capital stock (whether common, preferred or of other type) so long as such issuance, increase, action, or fixing, does not change the designations, powers, preferences or rights, or the qualifications, limitations or restrictions of the Series C Preferred Stock so as to affect adversely the holders of the Series C Preferred Stock.

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                  IN WITNESS WHEREOF, APCOA, INC. has caused this Certificate of
Designations to be duly signed by the undersigned this 30th day of March, 1998.

                           APCOA, INC.


                                By: /s/ Michael J. Celebrezze
                                   ---------------------------------------------
                                   Name:   Michael J. Celebrezze
                                   Title:  Senior Vice President, Chief
                                   Financial Officer, Treasurer